Exhibit 99.1

Joe Diaz	Beth Kaplan
Investor Relations, Lytham Partners	Public Relations Director, Accuray
+1 (602) 717-7804	+1 (408) 789-4426
jdiaz@accuray.com	bkaplan@accuray.com

Accuray Reports Fourth Quarter and Fiscal 2021 Financial Results

SUNNYVALE, Calif., August 11, 2021 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the fourth quarter and fiscal year ended June 30, 2021.

Q4 Fiscal 2021 and Recent Operating Highlights

•	Gross orders of $112.7 million, an increase of 19 percent from the prior year
•	Net revenue of $110.9 million, an increase of 17 percent from the prior year
•	Net loss of $11.1 million including a one-time charge of $9.9 million associated with debt refinancing; Adjusted EBITDA of $6.7 million
•	Extended maturities of both convertible notes and bank debt to 2026 with improved terms on both
•	Received CE Mark certification ClearRT™ Helical kVCT Imaging for the Radixact® System

Fiscal Year 2021 Highlights

•	Gross orders of $325.9 million and the record ending backlog of $616.4 million
•	Net revenue of $396.3 million, an increase of 3.5% from fiscal 2021, including $54.2 million of China Type A system revenue
•	GAAP operating income grew to $22.2 million from $12.5 million in the prior year
•	Net loss $6.3 million, Adjusted EBITDA of $38.0 million
•	Robust demand for ClearRT™ Helical kVCT Imaging for the Radixact® System: 44 global orders received since its commercial release

“Despite the challenging environment caused by the COVID-19 pandemic, we finished fiscal year 2021 on a strong note with 17% year-over-year revenue growth and 19% year-over-year gross order growth in the fourth quarter, both of which were ahead of our expectations,” said Josh Levine, chief executive officer of Accuray. “I am proud of the team's execution during the quarter and for the entire year, considering the challenging operating environment created by the pandemic. In addition to delivering year-over-year revenue growth in fiscal 2021, we aggressively managed expenses and working capital, refinanced our debt with more favorable terms and believe that we have positioned the business for further growth through the successful commercial launch of high impact technology upgrades like ClearRT Helical kVCT Imaging for the Radixact System.  Our product portfolio is the strongest it has ever been and we believe our continued investment in meaningful technology innovations will position the Company for growth going forward.”

Q4 Fiscal 2021 Financial Highlights

Gross product orders totaled $112.7 million for the fourth quarter of fiscal 2021 compared to $94.3 million for the prior fiscal year fourth quarter. Ending order backlog was $616.4 million, approximately 2 percent higher than at the end of the prior fiscal year.

Total revenue was $110.9 million for the fourth quarter of fiscal 2021 compared to $95.0 million for the prior fiscal year fourth quarter. Product revenue totaled $56.1 million compared to $40.4 million for the prior fiscal year fourth quarter, while service revenue totaled $54.8 million compared to $54.6 million for the prior fiscal year fourth quarter.

Total gross profit for the fourth quarter of fiscal 2021 was $43.7 million, or approximately 39.4 percent of sales, comprised of product gross margin of 41.5 percent and service gross margin of 37.3 percent. This compares to total gross profit of $39.7 million, or 41.8 percent of sales, comprised of product gross margin of 45.0 percent and service gross margin of 39.5 percent for the prior fiscal year fourth quarter.

Net loss was $11.1 million, or $0.12 per share, for the fourth quarter of fiscal 2021, compared to a net loss of $0.2 million, or $0 per share, for the prior fiscal year fourth quarter.  Net loss for the fourth quarter of fiscal 2021 included a one-time charge of $9.9 million related to the exchange of a significant portion of the Company’s existing 3.75% Convertible Senior Notes due July 2022 for newly issued 3.75% Convertible Senior Notes due May 2026 and the refinancing of the Company’s senior secured revolving credit facility and term loan with new lenders. This one-time charge was recorded as non-operating, other expense in the fourth quarter of fiscal 2021.

Adjusted EBITDA for the fourth quarter of fiscal 2021 was $6.7 million, compared to $10.0 million for the prior fiscal year fourth quarter.

Cash, cash equivalents, and short-term restricted cash were $116.9 million as of June 30, 2021, a decrease of $13.2 million from March 31, 2021.

Fiscal Year 2021 Highlights

For the fiscal year ended June 30, 2021, gross product orders totaled $325.9 million, representing decline of 13.6 percent compared to the prior fiscal year period.

Total revenue was $396.3 million for the fiscal year ended June 30, 2021 compared to $382.9 million for the prior fiscal year period. Product revenue totaled $176.6 million compared to $167.3 million for the prior fiscal year period, while service revenue totaled $219.6 million compared to $215.6 million for the prior fiscal year period.

Total gross profit for the year ended June 30, 2021 was $159.5 million, or 40.3 percent of sales, comprised of product gross margin of 42.2 percent and service gross margin of 38.7 percent. This compares to total gross profit of $149.7 million, or 39.1 percent of sales, comprised of product gross margin of 42.7 percent and service gross margin of 36.3 percent for the prior fiscal year period.

Operating expenses were $137.3 million, as compared to $137.2 million for the prior fiscal year period.

Net loss was $6.3 million, or $0.07 per share, for the fiscal year ended June 30, 2021, compared to a net income of $3.8 million, or $0.04 per share, basic, for the prior fiscal year period.

Net loss included an interest expense of $9.9 million related to the exchange of a significant portion of the Company’s existing 3.75% Convertible Senior Notes due July 2022 for newly issued 3.75% Convertible Senior Notes due May 2026 and the refinancing of the Company’s senior secured revolving credit facility and term loan with new lenders. The loss was recorded as non-operating, other expense in the fourth quarter of fiscal 2021.

Prior fiscal year net income included a non-cash, special gain of $13.0 million related to the value of the Company’s capital contribution to its China joint venture in exchange for the Company’s 49 percent equity interest in the joint venture. This gain was recorded as non-operating, other income in the second quarter of fiscal 2020.

Adjusted EBITDA for the fiscal year ended June 30, 2021 was $38.0 million, compared to $27.4 million for the prior fiscal year period.

Fiscal Year 2022 Financial Guidance

The Company is introducing guidance for fiscal year 2022 as follows:

•	Total revenue is expected to range between $410.0 million to $420.0 million, representing a year-over year growth at the midpoint of the range of 5%.

•	Adjusted EBITDA is expected to range between $32.0 million to $35.0 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation expense, interest expense and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

CFO Departure

Shig Hamamatsu, Accuray’s Chief Financial Officer, announced his resignation from the Company to pursue an opportunity in another industry. Mr. Hamamatsu will continue as Chief Financial Officer through September 3, 2021 to help ensure a smooth transition. The Company has appointed Brandy Green, the Company’s Vice President, Corporate Controller, as Interim Chief Financial Officer effective September 4, 2021 and has initiated a national search to identify a permanent replacement.

“I want to thank Shig for all his contributions to Accuray during his tenure,” said Josh Levine, chief executive officer of Accuray.  “He was integral in helping us navigate the COVID-19 pandemic, strengthening our balance sheet, and positioning us for long-term growth.”

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the fourth quarter of fiscal 2021 as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (833) 316-0563
•	International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the Company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 10158497. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the first quarter of fiscal 2022.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items, including the non-cash, special gain related to Accuray’s capital contribution to the China joint venture, one-time charge related to the refinancing of the Company’s debt and convertible notes exchange, and costs associated with reduction of staff. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the Company's future results of operations, including expectations regarding total revenue and adjusted EBITDA; expectations regarding the effect of the COVID-19 pandemic on the Company and the market in general; expectations regarding the Company’s commercial strategy, including with respect to future sales in China and other underpenetrated markets; expectations regarding the Company’s China joint venture,; expectations regarding the Company’s product innovations and developments; expectations regarding the Company’s product portfolio and its ability to position the Company for growth; the impact of the Company’s products on its customers and its business, and market adoption of such products, including with respect to the Company’s Synchrony on Radixact, CyberKnife S7 System and Clear RT Helical kVCT Imaging upgrades as well as other strategic product innovations; expectations regarding the future of radiotherapy treatment; and the Company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the Company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the Company and those of its customers and suppliers; the Company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the Company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the Company’s ability to effectively integrate and execute the joint venture, the Company’s ability to realize the expected benefits of the joint venture; the ability of customers in China to obtain Class A or B user licenses to purchase radiotherapy systems; risks inherent in international operations; the Company's ability to effectively manage its growth; the Company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the Company's ability to meet the covenants under its credit facilities; the Company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on April 30, 2021 and as updated periodically with the Company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Gross Orders	$112,672	$94,293	$325,929	$377,295
Net Orders	63,038	74,607	191,881	280,537
Order Backlog	616,399	602,713	616,399	602,713
Net revenue:
Products	$56,145	$40,410	$176,647	$167,302
Services	54,791	54,567	219,642	215,626
Total net revenue	110,936	94,977	396,289	382,928
Cost of revenue:
Cost of products	32,863	22,221	102,100	95,882
Cost of services	34,342	33,011	134,682	137,325
Total cost of revenue	67,205	55,232	236,782	233,207
Gross profit	43,731	39,745	159,507	149,721
Operating expenses:
Research and development	15,357	12,215	52,729	49,784
Selling and marketing	13,007	11,555	42,820	47,254
General and administrative	11,225	10,748	41,723	40,144
Total operating expenses	39,589	34,518	137,272	137,182
Income from operations	4,142	5,227	22,235	12,539
Income (loss) on equity investment, net	(149)	(371)	872	(149)
Other expense, net	(14,685)	(4,746)	(27,666)	(6,700)
Income (loss) before provision for income taxes	(10,692)	110	(4,559)	5,690
Provision for income taxes	400	262	1,752	1,863
Net income (loss)	$(11,092)	$(152)	$(6,311)	$3,827
Net income (loss) per share - basic	$(0.12)	$(0.00)	$(0.07)	$0.04
Net income (loss) per share - diluted	$(0.12)	$(0.00)	$(0.07)	$0.04
Weighted average common shares used in computing income (loss) per share:
Basic	91,613	90,748	92,031	89,874
Diluted	91,613	90,748	92,031	90,623

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30,	June 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$116,369	$107,577
Restricted cash	560	997
Accounts receivable, net	85,360	90,599
Inventories	125,929	134,374
Prepaid expenses and other current assets	21,547	21,227
Deferred cost of revenue	3,008	2,712
Total current assets	352,773	357,486
Property and equipment, net	12,332	15,349
Investment in joint venture	15,935	13,929
Goodwill	57,960	57,717
Intangible assets, net	435	663
Operating lease right-of-use assets	22,522	28,647
Other assets	18,141	17,136
Total assets	$480,098	$490,927
Liabilities and equity
Current liabilities:
Accounts payable	$19,467	$23,126
Accrued compensation	26,865	17,963
Operating lease liabilities, current	8,169	8,224
Other accrued liabilities	27,471	27,180
Customer advances	24,937	22,571
Deferred revenue	81,660	83,207
Short-term debt	3,790	—
Total current liabilities	192,359	182,271
Long-term other liabilities	7,766	7,416
Deferred revenue	23,685	24,125
Operating lease liabilities, non-current	17,441	24,173
Long-term debt	170,007	189,307
Total liabilities	411,258	427,292
Equity:
Common stock	91	91
Additional paid-in capital	554,680	545,741
Accumulated other comprehensive income (loss)	2,093	(484)
Accumulated deficit	(488,024)	(481,713)
Total equity	68,840	63,635
Total liabilities and equity	$480,098	$490,927

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
GAAP net income (loss)	$(11,092)	$(152)	$(6,311)	$3,827
Depreciation and amortization	1,498	1,960	6,389	7,526
Stock-based compensation	2,236	2,287	9,332	8,152
Interest expense, net	3,734	4,590	16,877	17,986
One-time charge related to debt refinance and convertible notes exchange (a)	9,948	—	9,948	—
Gain on contribution to equity method investment in joint venture (b)	—	—	—	(12,965)
Cost savings initiative (c)	—	1,058	—	1,058
Provision for income taxes	400	262	1,752	1,863
Adjusted EBITDA	$6,724	$10,005	$37,987	$27,447

(a) consists one-time charge related to the exchange of our 3.75% Convertible Notes due 2022 for our new 3.75% Convertible Notes due 2026 and the refinancing of revolving credit facility and term loan.

(b) consists of non-cash gain related to the value of the Company’s capital contribution to the China joint venture.

(c) consists of costs associated with reduction of staff.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Income (Loss) to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2022
	From	To
GAAP net income (loss)	$(800)	$2,200
Depreciation and amortization (a)	6,400	6,400
Stock-based compensation	10,200	10,200
Interest expense, net (b)	13,400	13,400
Provision for income taxes	2,800	2,800
Adjusted EBITDA	$32,000	$35,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.